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Exhibit 4.11

SECOND AMENDMENT TO THE
AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS

        THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS, dated effective as of December 21, 2005 (the "Amendment"), among FOREST OIL CORPORATION, a New York corporation (the "U.S. Borrower"), CANADIAN FOREST OIL LTD. and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Global Syndication Agents, BNP PARIBAS and HARRIS NESBITT FINANCING, INC., as Co-U.S. Documentation Agents, BANK OF MONTREAL and THE TORONTO-DOMINION BANK, as Co-Canadian Documentation Agents, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, formerly known as JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and JPMORGAN CHASE BANK, N.A., formerly known as JPMorgan Chase Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent").

W I T N E S S E T H:

        1.     The U.S. Borrower, Global Administrative Agent, the Co-Global Syndication Agents, the Co-U.S. Documentation Agents, and the U.S. Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of September 28, 2004, as amended (as previously amended, the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.     The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Co-Global Syndication Agents, the Co-Canadian Documentation Agents, and the Canadian Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of September 28, 2004, as amended (as previously amended, the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.     The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements to reallocate the Combined Commitments and the Global Borrowing Base as follows:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        I.    Amendments to U.S. Credit Agreement.

        Schedule 2.1 to the U.S. Credit Agreement hereby is amended by replacing Schedule 2.1 to the U.S. Credit Agreement with Schedule 2.1—U.S. Credit Agreement to this Amendment.

        II.    Amendments to Canadian Credit Agreement.

        Schedule 2.1 to the Canadian Credit Agreement hereby is amended by replacing Schedule 2.1 to the Canadian Credit Agreement with Schedule 2.1—Canadian Credit Agreement to this Amendment.

III.  Reallocation of Global Borrowing Base.

        Pursuant to Section 2.7(d)(iv) of the U.S. Credit Agreement, by execution of this Amendment, each of the Global Administrative Agent, the Combined Lenders, the U.S. Borrower and the Canadian Borrowers agree that:

          (i)    Prior to the anticipated transfer of the Offshore Gulf Properties, the currently effective Global Borrowing Base of $900,000,000 shall be allocated such that (A) the Allocated U.S. Borrowing Base shall equal U.S.$800,000,000 and (B) the Allocated Canadian Borrowing Base shall equal U.S.$100,000,000; and

          (ii)   After the anticipated transfer of the Offshore Gulf Properties, the then effective Global Borrowing Base of $600,000,000 shall be allocated such that (A) the Allocated U.S. Borrowing Base shall equal U.S.$500,000,000 and (B) the Allocated Canadian Borrowing Base shall equal U.S.$100,000,000.

        IV.    Rearrangement And Increase of Existing Loans.    Upon the effectiveness of this Amendment:

        A.    All of the Combined Commitments and outstanding Combined Obligations under the Combined Credit Agreements as of the date of such effectiveness shall hereby be restructured, rearranged, renewed, extended and continued under the applicable Combined Credit Agreement (as amended hereby) and all Combined Loans and Letters of Credit outstanding under the applicable Combined Credit Agreement as of the date of such effectiveness shall hereby become Combined Loans and Letters of Credit outstanding under the applicable Combined Credit Agreement (as amended hereby); provided that, with respect to individual Combined Lenders who are not changing their Commitment under the U.S. Credit Agreement as a result of this Amendment (the "Unchanged U.S. Lenders"), the outstanding Loans of the Unchanged U.S. Lenders shall not be restructured or rearranged in any manner and therefore such Unchanged U.S. Lenders will not receive any payments pursuant to Section 2.16 of the U.S. Credit Agreement with respect to the reallocation of Combined Commitments implemented through this Amendment.

        B.    In connection herewith, the Combined Lenders party to the Combined Credit Agreements prior to the effectiveness of this Amendment (the "Existing Lenders") hereby sell, assign, transfer and convey, and the Combined Lenders hereby purchase and accept, so much of the aggregate Combined Commitments under, Combined Loans outstanding under, and participations in Letters of Credit issued pursuant to, the Combined Credit Agreements such that the Combined Commitment of each Combined Lender shall be as set forth on Schedule 2.1 to each of the Combined Credit Agreements (as amended hereby); provided that, with respect to the Unchanged U.S. Lenders, the outstanding Loans of the Unchanged U.S. Lenders shall not be restructured or rearranged in any manner and therefore such Unchanged U.S. Lenders will not receive any payments pursuant to Section 2.16 of the U.S. Credit Agreement with respect to the reallocation of Combined Commitments implemented through this Amendment. The foregoing assignments, transfers and conveyances are without recourse to the Existing Lenders and without any warranties whatsoever by any Agent, any Issuing Bank or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests.

        C.    In connection with the potential need to prepay various Loans of Combined Lenders who are not Unchanged U.S. Lenders (the "Transferring Lenders") in order to implement the provisions of this Section IV in connection with the effectiveness of this Amendment, each of the Combined Lenders hereby agrees to waive the "pro rata" allocation of payments requirements set forth in Section 2.18 of both Combined Credit Agreements.

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        V.    Effectiveness.    This Amendment shall become effective as of December 21, 2005 when the Global Administrative Agent shall have received:

  A.
  Counterparts hereof duly executed by the U.S. Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and all of the Combined Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party);

  B.
  A certificate dated as of the date of this Amendment of an Authorized Officer of the U.S. Borrower and the Canadian Borrower certifying that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such party, as applicable, authorizing the execution, delivery and performance of this Amendment and the effectuation of the transactions contemplated by the Amendment; and

  C.
  Payment of any fees or compensation then due and owing to any Combined Lender pursuant to the terms of the Combined Credit Agreement, including, without limitation, any break funding compensation due in connection with Section 2.16 of either Combined Credit Agreement.

        VI.    Reaffirmation of Representations and Warranties.    To induce the Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower hereby reaffirms, as of the date hereof, the following:

        A.    The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

        B.    Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        C.    The execution, delivery and performance by U.S. Borrower and the Canadian Borrowers of this Amendment are within U.S. Borrower's and the Canadian Borrowers' corporate powers, and have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by U.S. Borrower and the Canadian Borrowers and, when duly executed and delivered by the other parties hereto, will constitute, a legal, valid and binding obligation of U.S. Borrower and the Canadian Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        D.    The execution, delivery and performance by the U.S. Borrower and the Canadian Borrowers of this Amendment (i) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower and the Canadian Borrowers or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or the Canadian Borrowers or either of their assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or

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the Canadian Borrowers, and (iv) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or the Canadian Borrowers.

        E.    No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

        F.     No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        VII.    Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        VIII.    Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        IX.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        X.    Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        XI.    Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        XII.    Headings.    Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        XIII.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XIV.    No Oral Agreements.    THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the Combined undersigned Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ MICHAEL N. KENNEDY
Name:	Michael N. Kennedy
Title:	Managing Director—Capital Markets and Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ JAMES R. GOOD
Name:	James R. Good
Title:	President

[Signature Page to Forest Oil Corporation
Second Amendment]

AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, N.A., formerly known as JPMorgan Chase Bank, as Global Administrative Agent and as a U.S. Lender
By:	/s/ ROBERT C. MERTENSOTTO
Name:	Robert C. Mertensotto
Title:	Managing Director

[Signature Page to Forest Oil Corporation
Second Amendment]

BANK OF AMERICA, N.A., as a Co-Global Syndication Agent and as a U.S. Lender
By:	/s/ JOSEPH F. SCOTT
Name:	Joseph F. Scott
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

CITIBANK, N.A., as a Co-Global Syndication Agent and as a U.S. Lender
By:	/s/ JOHN F. MILLER
Name:	John F. Miller
Title:	Attorney-in-Fact

[Signature Page to Forest Oil Corporation
Second Amendment]

BNP PARIBAS, as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Director
By:	/s/ BETSY JOCHER
Name:	Betsy Jocher
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

HARRIS NESBITT FINANCING, INC., as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, as a Lender
By:	/s/ VANESSA GOMEZ
Name:	Vanessa Gomez
Title:	Vice President
By:	/s/ NUPUR KUMAR
Name:	Nupur Kumar
Title:	Associate

[Signature Page to Forest Oil Corporation
Second Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ MARK E. THOMPSON
Name:	Mark E. Thompson
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ NADINE BELL
Name:	Nadine Bell
Title:	Senior Manager

[Signature Page to Forest Oil Corporation
Second Amendment]

FORTIS CAPITAL CORP., as a Lender
By:	/s/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Senior Vice President
By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

[Signature Page to Forest Oil Corporation
Second Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ CARIN M. KEEGAN
Name:	Carin M. Keegan
Title:	Vice President
By:	/s/ SUSAN LEFEVRE
Name:	Susan LeFevre
Title:	Director

[Signature Page to Forest Oil Corporation
Second Amendment]

BANK OF SCOTLAND, as a Lender
By:	/s/ KAREN WELCH
Name:	Karen Welch
Title:	Assistant Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

ABN AMRO BANK N.V., as a Lender
By:	/s/ JOHN D. REED
Name:	John D. Reed
Title:	Director
By:	/s/ TODD D. VAUBEL
Name:	Todd D. Vaubel
Title	Assistant Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ RICHARD L. TAVROW
Name:	Richard L. Tavrow
Title:	Director Banking Products Services, US
By:	/s/ IRIS R. OTSA
Name:	Iris R. Otsa
Title:	Associate Director Banking Products Services, US

[Signature Page to Forest Oil Corporation
Second Amendment]

TORONTO DOMINION (TEXAS) LLC (as successor in interest to Toronto Dominion (Texas), Inc.), as a Lender
By:	/s/ JACKIE BARRETT
Name:	Jackie Barrett
Title:	Authorized Signatory

[Signature Page to Forest Oil Corporation
Second Amendment]

COMPASS BANK, as a Lender
By:	/s/ MURRAY E. BRASSEUX
Name:	Murray E. Brasseux
Title:	Executive Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

HIBERNIA NATIONAL BANK, as a Lender
By:	/s/ NANCY G. MORAGAS
Name:	Nancy G. Moragas
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, formerly known as JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and as a Lender
By:	/s/ DREW MCDONALD
Name:	Drew McDonald
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

BANK OF MONTREAL, as a Co-Canadian Documentation Agent and as a Lender
By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

THE TORONTO-DOMINION BANK, as a Co-Canadian Documentation Agent and as a Lender
By:	/s/ DEBBI BRITO
Name:	Debbi Brito
Title:	Manager Corporate Credit Administration

[Signature Page to Forest Oil Corporation
Second Amendment]

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender
By:	/s/ MEDINA SALES DE ANDRADE
Name:	Medina Sales De Andrade
Title:	Assistant Vice President

[Signature Page to Forest Oil Corporation
Second Amendment]

CITIBANK, N.A., CANADIAN BRANCH, as a Lender
By:	/s/ NIYOUSHA ZARINPOUR
Name:	Niyousha Zarinpour
Title:	Authorized Signer

[Signature Page to Forest Oil Corporation
Second Amendment]

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SECOND AMENDMENT TO THE AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS